Exhibit 10.6

Share Transfer Agreement

This Agreement is entered into by and among the following three parties in Chengdu on December 28, 2016.

Transferor: Chengdu Puyi Bohui Information Technology Co., Ltd. (hereinafter referred to as “Party A”)

Unified Social Credit Code: 91510100594666757E

Legal Representative: Yu Haifeng

Registered add.: 1F, Building 10, No. 16, South 4th Section, Second Ring Road, Xiaojiahe, Chengdu High-tech Zone

Agent: Feng Luo (female; born on June 17, 1985; ID No.: 320981198506170962)

First Transferee: Renshou Xinrui Enterprise Management Center (Limited Partnership) (hereinafter referred to as “Party B”)

Unified Social Credit Code: 91511421MA62J7X45B

Executive Partner: Yu Haifeng

Registered add.: No. 246, 1F, Unit 1, Building 1, No. 246, Renhe Street, Wenlin Town, Renshou County

Agent: Chen Hongming (male; born on April 18, 1981; ID No.: 511121198104183636)

Second Transferee: Yu Haifeng (hereinafter referred to as “Party C”)

ID No.: 410103197407181353

Add.: No. 3, Yishanyi Street, Luogang District, Guangzhou City

Target company: Guangdong Fanhua Puyi Asset Management Co., Ltd. (hereinafter referred to as “the Company”)

Unified Social Credit Code: 91440300069264493C

Legal Representative: Yu Haifeng

Registered add.: Unit 1901, Golden Business Center, No. 2028, Shennan East Road, Dongmen Street, Luohu District, Shenzhen City (stationed into Shenzhen Fanhua Fund Management Service Co., Ltd.)

WHEREAS:

The Company is a limited liability company duly incorporated and existing under the laws of China, with registered capital of RMB 30 million Yuan and paid-up capital of 30 million Yuan; Party A contributed RMB 30 million Yuan and holds 100% share of the Company. As of the date of signing the Agreement, all shareholders enjoy all shareholders’ right legally based on their contributions.

The three parties hereof enter into the following agreement through friendly consultation in accordance with the applicable laws and regulations, and in the spirit of equality and mutual benefit and in good faith:

1. Share transfer and share transfer price

1.1 Party A intends to transfer 99% of its shares in the Company to Party B, and Party B agrees to accept the transfer of the target shares. Both Party A and Party B confirm that the price of such share transfer is RMB 29.70 million Yuan. Party B shall pay such price to Party A at a time with 30 days after the completion of share delivery.

1.2 Party A intends to transfer 1% of its shares in the Company to Party C, and Party C agrees to accept the transfer of the target shares. Both Party A and Party C confirm that the price of such share transfer is RMB 300 thousand Yuan. Party C shall pay such price to Party A at a time with 30 days after the completion of share delivery.

2. Share delivery

2.1 The share deliver hereunder shall conform to the following conditions:

2.1.1 The internal decision-making departments of the three parties have made a decision and agreed the share transfer hereunder in accordance with laws, provisions, administrative rules, and respective Articles of Association of the Parties;

2.1.2 The approval (if any) for changes of company shareholders has been obtained from government regulation authorities; the three parties have agreed to fully cooperate and provide relevant materials and information;

2.1.3 All statements and warranties made by the three parties hereunder are true, complete, and accurate, without material false statement and material concealment, and are in continuous effectiveness before the delivery date;

2.1.4 The obligations hereunder which shall be fulfilled by the three partied before the delivery date have been fulfilled by the three parties in accordance with terms and conditions hereunder.

2.2 Upon the completion of the share deliver, or other date confirmed in written form by the Transferor and Transferee (Party A and Party B or Party A and Party C), rights and obligations of Party A corresponding to its equities shall be transferred to Party B or Party C together with the transfer of equities and shall be enjoyed and assumed by Party B and Party C in accordance with regulation of articles of association.

3. Representations, Warranties and Covenants of the Parties

3.1 Representations, Warranties and Covenants of Party A

Party A assures that the representations and warranties hereunder are true, complete and correct, and shall remain effective as of the expiration date of this agreement with exception to those that have been disclosed:

3.1.1 Party A is a limited liability company duly incorporated and existing under the laws of China and a shareholder on the industrial and commercial registration list who legally holds the equities of the company to be transferred and who is the sole oblige of such equities;

3.1.2 Party A has not established any mortgage, pledge, guarantee, trusteeship management, encumbrance or other obstacles that may cause the equities to be subject to the recourse or claim for rights by a third party on such equities for its or any third party’s interests;

3.1.3 Except the Agreement, there is no any other binding agreement, decision or other right to sell, transfer, distribute, guarantee or dispose such equities owned by Party A in other ways;

3.1.4 With respect to the signing and performance of the Agreement, Party A has duly obtained all external and internal authorizations necessary for the signing and performance of the Agreement, and has sufficient rights and ability to sign the Agreement and to perform all obligations hereunder;

3.1.5 Party A has obtained the agreement on the transfer of the said equities of Party A through the resolution of the Board of Shareholders of the Company;

3.1.6 Upon the execution of this Agreement, Party A shall be bound by it; and execution and performance of obligations, terms and conditions hereof by Party A will not contravene any laws, regulations, administrative rules, administrative decisions, and mandatory provisions of effective judgment, nor shall it Party A’s violation of Party A’s articles of association and resolution of the Board of Directors;

3.1.7 Party A promises to actively cooperate with Party A to go through the Company’s share change formalities.

3.2 Representation, Warranties and Covenants of Party B

Party B assures that the representations and warranties hereunder are true, complete and correct, and shall remain effective as of the expiration date of this agreement with exception to those that have been disclosed: 3.2.1 Party B has obtained all the necessary approval and authorization and has the full right and capacity for the execution of this Agreement and the performance of all the obligations under this Agreement;

3.2.2 Upon the execution of this Agreement, Party B shall be bound by it. And execution and performance of this Agreement by Party B will not contravene applicable laws, regulations, rules, administrative decisions, legally effective judgments, arbitral decisions, or any contracts or agreements that are binding upon Party B, or cause any conflicts of interest;

3.2.3 Party B has prepared enough funds and made sufficient financial arrangement for performing obligations hereunder. Such funds and financial arrangement are enough to guarantee that Party B can perform payment obligations hereunder according to clauses and conditions hereof;

3.2.4 Party B recognizes contract of the Company and Articles of Association, and guarantees to perform obligations and responsibilities according to regulations of contract and Articles of Association;

3.3 Representation, Warranties and Covenants of Party C

Party C assures that the representations and warranties hereunder are true, complete and correct, and shall remain effective as of the expiration date of this agreement with exception to those that have been disclosed:3.3.1 Party C has obtained all the necessary approval and authorization and has the full right and capacity for the execution of this Agreement and the performance of all the obligations under this Agreement;

3.3.2 Upon the execution of this Agreement, Party B shall be bound by it. And execution and performance of this Agreement by Party B will not contravene applicable laws, regulations, rules, administrative decisions, legally effective judgments, arbitral decisions, or any contracts or agreements that are binding upon Party B, or cause any conflicts of interest;3.3.3 Party C has prepared enough funds and made sufficient financial arrangement for performing obligations hereunder. Such funds and financial arrangement are enough to guarantee that Party C can perform payment obligations hereunder according to clauses and conditions hereof;

3.3.4 Party C recognizes contract of the Company and Articles of Association, and guarantees to perform obligations and responsibilities according to regulations of contract and Articles of Association;

4. Confidentiality

4.1 The Parties hereby agree that the confidential obligation to the relevant content of this agreement and all business information, technical information, financial information and other relevant documents, materials, information data related to the its communications, execution and performance hereof shall bind upon all parties. No Party shall disclose the Confidential Information to any third party, or make use of the Confidential Information for other purposes.

4.2 The following information is excluded from the above article 4.1:

4.2.1 Information that has already been disclosed or can be obtained in ways in accordance with this Agreement;

4.2.2 Information that has been obtained in ways that do not violate the confidential obligations; or

4.2.3 Information that is disclosed in line with applicable laws.

4.3 The confidential obligation shall still bind upon the related parties three years after the date the related parties know, understand, and contact the Confidential Information.

5. Expense and Taxes

5.1 The Parties shall be responsible for their tax liability incurred in the shares transfer hereunder in compliance with the laws.

5.2 All the other expenses incurred, including without limitation to fees for filing the registration of changes with the industrial and commercial authority should be borne by the Company.

6. Liabilities for Breach

6.1 A Party hereto shall constitute a breach of this Agreement if such Party:

6.1.1 fails to perform any obligations hereunder;

6.1.2 violates any representations, warranties and covenants hereunder;

6.1.3 makes any false or misleading representations and warranties hereunder (either in good faith or bad faith).

6.2 In case that the aforesaid happen, the observant party has the right to require the defaulting party to take remedial measures within thirty (30) days; if the defaulting party fails to do so, the observant party is entitled to terminate this agreement and claim compensations for the losses.

7. Force Majeure

7.1 Should any Party fail to perform its obligations set forth in this Agreement due to force majeure event, the Party affected could claim to be exempted from the breach liabilities in light of the effects of force majeure event in line with applicable laws and this Agreement.

7.2 The Party affected by the force majeure event shall perform the following obligations so that the Party could be exempted from breach liabilities as set forth in 7.1:

7.2.1 take necessary measures to minimize or remove the effects of the event of force majeure to minimize the loss, otherwise the Party shall be responsible for the losses caused by the ensuing events;

7.2.2 notify the other Parties without delay, and the notice shall not be made later than fifteen days thereafter under any circumstance;

7.2.3 try to resume performance of obligation(s)affected by force majeure event in the shortest time;

7.2.4 Provide sufficient proof for the existence and duration of force majeure.

7.3 Performance of Agreement under force majeure event

7.3.1 During the period of non-performance or partial non-performance of the Party or the Parties due to force majeure event, both Parties shall continue to perform other obligations set forth in this Agreement

7.3.2 Should the force majeure persist for a period of more than ninety (90) days, the Parties shall, through amicable consultations, decide how to perform this Agreement continuously, or seek other reasonable ways to minimize the effects of the force majeure event.

8. Applicable Laws

The formation, validity, interpretation, performance and dispute resolution of this Agreement shall be governed by related laws of China.

9. Dispute Resolution

9.1 Any dispute arising from or in connection with this Agreement shall be resolved by the Parties through amicable consultation;

9.2 If the Parties cannot resolve the dispute through amicable consultation within sixty (60) days after the occurrence thereof,the parties can file a lawsuit.

10. Miscellaneous Clause

10.1 This Agreement constitutes the entire representations and agreement between the Parties and supersede any oral or written representations, warranties, understandings and agreements concerning the subject matter hereof between the Parties prior to the execution hereof.

10.2 Each provision of this Agreement shall be independent and severable, if any provision of this Agreement is held to be illegal, invalid, and unenforceable by the government, or judicial authority, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

10.3 The Parties agree to engage in further negotiations on issues not mentioned herein, and enter into supplemental agreement in writing, after the execution of this Agreement. The supplemental agreement shall constitute an integral part of this Agreement.

10.4 This Agreement shall be effective after the Parties sign or chop on it.

10.5 This Agreement shall be written in Chinese language in five(5) originals, with each Party and the Company holding one (1) original thereof, the remaining shall be filed for approval at the authorized government office or for recording purpose, each of which shall have equal legal validity.

Transferor (Party A): Chengdu Puyi Bohui Information Technology Co., Ltd.

By:	/s/ Feng Luo
Name: Feng Luo

Legal Representative or Authorized Representative:

First Transferee (Party B): Renshou Xinrui Enterprise Management Center (Limited Partnership)

By:	/s/ Chen Hongming
Name: Chen Hongming

Legal Representative or Authorized Representative:

Second Transferee (Party C): Yu Haifeng

By:	/s/ Yu Haifeng

Target Company: Guangdong Fanhua Puyi Asset Management Co., Ltd.

/s/ Seal of Guangdong Fanhua Puyi Asset Management Co., Ltd

Chengdu City on December 28, 2016